Exhibit 10.6

SCHEDULE OF EXECUTIVE OFFICERS AND DIRECTORS WITH

INDEMNIFICATION AGREEMENTS

Name	Date of Agreement
Robert V. Ahlgren	April 1, 2002
Michael K. Bresson	December 7, 2001
Dennis B. Brown	April 1, 2003
Frank H. Jellinek, Jr.	December 7, 2001
Gary J. Marmontello	December 7, 2001
Peter Scheu	December 7, 2001
Michael S. Smith	June 18, 2003
Mark F. Stuppy	December 7, 2001
Stephen K. Wiatt	December 7, 2001
Stephen R. Hardis	October 1, 2001
R. Jeffrey Harris	December 7, 2001
Joe L. Roby	December 7, 2001
Kenneth F. Yontz	December 7, 2001
William H. Binnie	December 7, 2001
Don H. Davis, Jr.	December 7, 2001
Christopher L. Doerr	December 7, 2001
Richard W. Vieser	December 7, 2001